Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Treasury and Investor Relations, (713) 654-2200

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

SUPERIOR ENERGY SERVICES ANNOUNCES FURTHER EXTENSION

OF EARLY PARTICIPATION DATE AND EXTENSION OF EXPIRATION

TIME FOR EXCHANGE OFFER AND CONSENT SOLICITATION FOR

SENIOR NOTES OF SESI, L.L.C.

Houston, January 22, 2020 – Superior Energy Services, Inc. (“Superior Energy”) (NYSE: SPN) today announced that its wholly owned subsidiary, SESI, L.L.C. (“SESI” or the “Issuer”), has elected to (i) further extend the early participation date for its previously announced offer to exchange (the “Exchange Offer”) up to $500 million of its $800 million aggregate principal amount of outstanding 7.125% Senior Notes due 2021 (the “Original Notes”) for up to $500 million (the “Exchange Offer Maximum Amount”) of newly issued 7.125% Senior Notes due 2021 (the “New Notes”) and cash, and (ii) extend the expiration time for the Exchange Offer, in each case, upon the terms and subject to the conditions set forth in SESI’s offering memorandum and consent solicitation statement, dated as of January 6, 2020 (as amended by the press release dated January 16, 2020, the “Offering Memorandum and Consent Solicitation Statement”).

The early participation date of the Exchange Offer has been further extended from 5:00 p.m., New York City time, on January 22, 2020, to 5:00 p.m., New York City time, on January 29, 2020 (as the same may be further extended, the “Early Participation Date”). Tenders of Original Notes made pursuant to the Exchange Offer (and related consents delivered pursuant to SESI’s related solicitation of consents (the “Consent Solicitation”) from eligible holders of the Original Notes to amend (the “Proposed Amendment”) the liens covenant in the indenture dated December 6, 2011, governing the Original Notes upon the terms and subject to the conditions set forth in the Offering Memorandum) may be validly withdrawn (the “withdrawal deadline”) at or prior to the earlier of (i) the Early Participation Date (as extended) and (ii) the date on which holders of at least a majority of the aggregate principal amount of the Original Notes outstanding consent to the Proposed Amendment (the “Requisite Consents”) and the supplemental indenture related to the Proposed Amendment is executed. The withdrawal deadline has not occurred as of the date hereof. As of 5:00 p.m., New York City time, on January 21, 2020, 2.75% of the aggregate principal amount of Original Notes outstanding had been validly tendered and not validly withdrawn pursuant to the Exchange Offer and Consent Solicitation.

The expiration time of the Exchange Offer has been extended from 11:59 p.m., New York City time, on February 3, 2020, to 11:59 p.m., New York City time, on February 10, 2020.

Except as described in this press release, all other terms of the Exchange Offer and Consent Solicitation remain unchanged.

The Exchange Offer and Consent Solicitation is being conducted in connection with Superior Energy’s previously announced entry into a definitive agreement to divest its U.S. service rigs, coiled tubing, wireline, pressure control, flowback, fluid management and accommodations service lines and combine them with Forbes Energy Services Ltd.’s (OTCQX: FLSS) complementary service lines to create a new, publicly traded consolidation platform for U.S. completion, production and water solutions (the “Combination”). The consummation of the Exchange Offer is a condition of the Combination; however, the consummation of the Combination is not a condition of the Exchange Offer and Consent Solicitation.

Substantially concurrently with the consummation of the Combination, the New Notes will automatically exchange into (1) up to $250 million of 8.000% Senior Second Lien Secured Notes due 2027 to be issued by Spieth Newco, Inc. (“Newco” and such notes, the “Newco Secured Notes”) and (2) only to the extent that the Requisite Consents are received in the Consent Solicitation, in an amount equal to the difference between the aggregate principle amount of the New Notes issued in the Exchange and $250 million, up to an additional $250 million of 8.000% Senior Second Lien Secured Notes due 2027 to be issued by SESI (the “Superior Secured Notes”), subject to adjustment. However, if the Requisite Consents are not received, no Superior Secured Notes will be issued.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the New Notes, Newco Secured Notes or Superior Secured Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In addition, this press release is neither an offer to purchase nor a solicitation of an offer to sell any Original Notes in the Exchange Offer or a solicitation of any consents to the Proposed Amendment. The New Notes, Newco Secured Notes and Superior Secured Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Notes, Newco Secured Notes and Superior Secured Notes will only be offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

About Superior Energy

Superior Energy serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells.

Forward-Looking Statements

All statements in this press release (and oral statements made regarding the subjects of this communication) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Superior Energy, SESI and Newco, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements regarding the timing and effect of the Combination; the ability of SESI to satisfy the conditions to the settlement of the Exchange Offer and Consent Solicitation, general market and economic conditions, changes in law and government regulations and other matters affecting the businesses of Superior Energy, SESI or Newco, and the other risks described in the Offering Memorandum.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Superior Energy’s Annual Report on Form 10-K for the year ended December 31, 2018, and those set forth from time to time in Superior Energy’s filings with the Securities and Exchange Commission. Except as required by law, Superior Energy expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

###

3